Exhibit 99.1

Duluth Holdings Inc. Announces First Quarter Financial Results

Belleville, WI - Jun. 7, 2016 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal first quarter ended May 1, 2016.

Highlights for the First Quarter Ended May 1, 2016

•	Net sales increased 20.8% to $68.6 million compared to $56.8 million in the prior-year first quarter
•	Gross margin increased 30 basis points (bps) to 57.8% compared to 57.5% in the prior-year first quarter
•

Net income was $3.2 million, or $0.10 per diluted share, compared to $2.7 million, or $0.11 per diluted share in the prior-year first quarter. Adjusted for income taxes, pro forma net income for the prior-year first quarter was $1.6 million, or $0.07 per diluted share.

•	Adjusted EBITDA[1] increased 41.0% to $6.6 million compared to $4.7 million in the prior-year first quarter

1See reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

“We are off to a solid start this fiscal year.  During the first quarter, we delivered 21% net sales growth and we expanded our gross margin by 30 basis points, while controlling our expenses.  Net sales growth in both our direct and retail segments contributed to another record quarter, and marked our 25th consecutive quarter of increased net sales year-over-year,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading.

“Our infrastructure investments are proceeding as planned. During the first quarter, we began construction at our Belleville distribution center, which will add another 75,000 square feet of warehouse space by the third quarter of fiscal 2016. Our plans for an order management system and new e-commerce platform to better serve our customers are moving forward and we expect these initiatives will go-live during our first and second quarters of fiscal 2017, respectively.

“Our retail expansion plan to open five new stores in fiscal 2016 is also on track. We anticipate opening our LaCrosse, Wisconsin store in mid-June, followed by our Omaha, Nebraska store in early July. Our two Chicago metro stores are scheduled for the fall season and we recently entered into a lease to open a new store in King of Prussia, Pennsylvania, which will be our first store to serve our large customer concentration in the East. We are very excited that Duluth fans nearby these new locations will be able to enjoy the unique experience of shopping at our retail stores.”

Operating Results for the First Quarter Ended May 1, 2016

Net sales increased 20.8% to $68.6 million, compared to $56.8 million in the same period a year ago. The net sales increase was driven by 17.5% growth in direct net sales and 52.4% growth in retail net sales, with growth achieved across virtually all product categories. The direct net sales gains reflected positive customer response to the Company’s national advertising and digital marketing campaigns, which drove an increase in website visits and increased sales through the Company’s call center compared to the prior-year first quarter. The increase in retail net sales was primarily attributable to the opening of two new retail stores and one outlet store during fiscal 2015, coupled with growth in comparable store sales.

Gross profit increased 21.5% to $39.7 million, or 57.8% of net sales, compared to $32.7 million, or 57.5% of net sales, in the corresponding prior-year period. The increase in gross profit was primarily due to increased net sales. The 30 basis point improvement in gross margin was primarily attributable to improved product costs due to increased volume coupled with a product mix shift to higher margin products.

Selling, general and administrative expenses increased 14.8% to $34.4 million, compared to $29.9 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased 270 basis points to 50.0%, compared to 52.7%, in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 310 basis points to 22.0%, compared to 25.1% in the corresponding prior-year period, primarily attributable to timing of women’s television advertising. As a percentage of net sales, selling expense increased 10 basis points to 13.8%, compared to 13.7% in the corresponding prior-year period, primarily due to an increase in distribution labor due to our utilization of the Company’s third party logistics providers (“3PLs”), which was partially offset by a decrease in shipping expenses due to favorable shipping rates as a result of being closer to our customers. As a percentage of net sales, general and administrative expenses increased 30 basis points to 14.2% from 13.9% in the same period a year ago, primarily due to increases in consulting and professional fees, partially offset by a decrease in personnel expense. The prior-year three months ended May 3, 2015, included a $1.1 million payment related to a portion of the grantees’ tax liabilities associated with the grant of restricted stock awards. Excluding this $1.1 million payment, as a percentage of net sales, general and administrative expenses increased by 230 basis points, primarily due to the factors discussed above.

Adjusted EBITDA was $6.6 million, or 9.6% of net sales, compared to $4.7 million, or 8.2% of net sales, in the prior-year period.  Duluth Trading defines Adjusted EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes adjusted for the impact of certain items, including non-cash and other items.

Net income was $3.2 million, or $0.10 per diluted share, compared to $2.7 million, or $0.11 per diluted share, in the prior-year period. Adjusted for income taxes, pro forma net income for the prior-year period was $1.6 million, or $0.07 per diluted share.

The pro forma net income gives effect to the conversion of the Company to a “C” corporation, which was effective November 25, 2015. Prior to such conversion, the Company was an “S” corporation and generally not subject to income taxes. The pro forma net income, therefore, includes an adjustment for income tax expense on the income attributable to controlling interest as if the Company had been a “C” corporation as of February 4, 2013 at an assumed combined federal, state and local effective tax rate of 40%, which approximates the calculated statutory rate for each period.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $30.3 million, with working capital of $70.4 million, and no borrowings on its $40.0 million revolving line of credit.

Fiscal 2016 Outlook and Long-Term Financial Targets

The Company reaffirmed its fiscal 2016 outlook as follows:

•	Net sales in the range of $370.0 million to $380.0 million
•	Adjusted EBITDA[1] in the range of $40.0 million to $42.5 million
•	GAAP EPS in the range of $0.66 to $0.70 per diluted share
•	Capital expenditures of $24.0 to $25.0 million[2]
•	Five new retail store openings, adding 55,000 to 65,000 additional selling square footage

1See reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2016 capital expenditures include the Company’s plan to open five retail stores coupled with the expansion of our distribution center at the Company’s Belleville location and information technology investments.

The Company also reaffirmed its long-term financial targets of approximately 20% net sales growth, 25% adjusted EBITDA growth and 25% net income growth.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Tuesday, June 7, 2016 at 4:30 pm Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through June 21, 2016: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10086432
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10086432 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on June 7th.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American.   Based in Belleville, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended May 1, 2016, versus the three months ended May 3, 2015.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including Duluth Trading’s ability to execute on its growth strategies and statements under the heading “Fiscal 2016 Outlook and Long-Term Financial Targets.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2016. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

Duluth@finprofiles.com

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(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	May 1, 2016	January 31, 2016

ASSETS
Current Assets:
Cash	$30,303	$37,873
Accounts receivable	45	20
Other receivables	474	76
Inventory, net	58,239	55,303
Prepaid expenses	3,532	3,683
Deferred catalog costs	540	1,435
Total current assets	93,133	98,390
Property and equipment, net	25,173	21,529
Goodwill	402	402
Other assets, net	279	299
Total assets	$118,987	$120,620
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$7,072	$10,611
Income taxes payable	1,965	1,308
Current maturities of long-term debt	3,741	722
Accrued expenses:
Salaries and benefits	878	3,649
Deferred revenue	3,967	2,744
Freight	1,141	2,089
Product returns	947	1,244
Other	3,072	2,323
Total current liabilities	22,783	24,690
Long-term debt, less current maturities	1,209	4,301
Deferred rent obligations, less current maturities	1,096	1,112
Deferred tax liabilities	7	31
Total liabilities	25,095	30,134
Commitments and contingencies
Shareholders' equity:
Capital stock	85,586	85,389
Retained earnings	6,575	3,443
Accumulated other comprehensive loss	(21)	(27)
Total shareholders' equity of Duluth Holdings Inc.	92,140	88,805
Noncontrolling interest	1,752	1,681
Total shareholders' equity	93,892	90,486
Total liabilities and shareholders' equity	$118,987	$120,620

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	May 1, 2016	May 3, 2015
Net sales	$68,632	$56,807
Cost of goods sold	28,941	24,144
Gross profit	39,691	32,663
Selling, general and administrative expenses	34,350	29,909
Operating income	5,341	2,754
Interest expense	38	52
Other income, net	70	49
Income before income taxes	5,373	2,751
Income tax expense	2,061	—
Net income	3,312	2,751
Less: Net income attributable to noncontrolling interest	71	60
Net income attributable to controlling interest	$3,241	$2,691
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	31,520	23,815
Net income per share attributable to controlling interest	$0.10	$0.11
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,253	24,233
Net income per share attributable to controlling interest	$0.10	$0.11
Pro forma net income information (Note 1):
Income attributable to controlling interest before provision for income taxes		$2,691
Pro forma provision for income taxes		1,076
Pro forma net income attributable to controlling interest		$1,615
Pro forma basic net income per share attributable to controlling interest (Class A and Class B)		$0.07
Pro forma diluted net income per share attributable to controlling interest (Class A and Class B)		$0.07

Note 1:  The pro forma net income information gives effect to the conversion of the Company to a “C” corporation on November 25, 2015. Prior to such conversion, the Company was an “S” corporation and generally not subject to income taxes. The pro forma net income, therefore, includes an adjustment for income tax expense on the income attributable to controlling interest as if the Company had been a “C” corporation as of February 4, 2013 at an assumed combined federal, state and local effective tax rate of 40%, which approximates the calculated statutory rate for each period. No pro forma income tax expense was calculated on the income attributable to noncontrolling interest because this entity did not convert to a “C” corporation. The pro forma basic and diluted net income per share Class A and Class B common stock is computed using the pro forma net income, as discussed above.

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 1, 2016	May 3, 2015
Cash flows from operating activities:
Net income	$3,312	$2,751
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	869	554
Amortization of stock-based compensation	280	180
Deferred income taxes	(24)	—
Changes in operating assets and liabilities:
Accounts receivable	(25)	(15)
Other receivables	(398)	(165)
Inventory	(2,786)	(918)
Prepaid expense	151	(192)
Deferred catalog costs	1,781	776
Trade accounts payable	(4,574)	(4,935)
Income taxes payable	657	—
Accrued expenses and deferred rent obligations	(3,072)	(2,806)
Net cash used in operating activities	(3,829)	(4,770)
Cash flows from investing activities:
Purchases of property and equipment	(3,476)	(2,495)
Purchases of other assets	—	(21)
Net cash used in investing activities	(3,476)	(2,516)
Cash flows from financing activities:
Proceeds from line of credit	—	13,694
Payments on line of credit	—	(12,331)
Proceeds from long term debt	—	800
Payments on long term debt	(68)	(422)
Payments on capital lease obligations	(5)	(247)
Change in bank overdrafts	—	4,057
Distributions to shareholders	(192)	(6,159)
Capital contributions to variable interest entities	—	344
Other	—	(9)
Net cash used in financing activities	(265)	(273)
Decrease in cash	(7,570)	(7,559)
Cash at beginning of period	37,873	7,881
Cash at end of period	$30,303	$322
Supplemental disclosure of cash flow information
Interest paid	$38	$63
Income taxes paid	$1,310	$—

DULUTH HOLDINGS INC.

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 1, 2016	May 3, 2015
Net income	$3,312	$2,751
Depreciation and amortization	869	554
Interest expense	38	52
Income tax expense	2,061	—
EBITDA	$6,280	$3,357
Non-cash stock based compensation	280	180
Payment of grantees' tax liabilities associated with grant of restricted stock awards	—	1,115
Adjusted EBITDA	$6,560	$4,652

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 1, 2016	May 3, 2015
Net sales
Direct	$60,325	$51,355
Retail	8,307	5,452
Total net sales	$68,632	$56,807
Operating income
Direct	$4,191	$2,168
Retail	1,150	586
Total operating income	5,341	2,754
Interest expense	38	52
Other income, net	70	49
Income before income taxes	$5,373	$2,751